Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Weatherford International plc:

We consent to the incorporation by reference in the registration statement (No. 333-174485, 333-194431 and 333-216034) on Form S-3 and (Nos. 333-13531, 333-36598, 333-48320, 333-81678, 333-81676, 333-112378, 333-134425, 333-167959, 333-181664 and 333-212094) on Form S-8 of Weatherford International plc of our reports dated February 14, 2017, with respect to the consolidated balance sheet of Weatherford International plc as of December 31, 2016 and 2015, the related consolidated statements of operations, comprehensive loss, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and the related financial statement schedule for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10-K of Weatherford International plc. Our report dated February 14, 2017 refers to a change in accounting for deferred income taxes and accounting for debt issuance costs.

/s/ KPMG LLP

Houston, Texas
February 14, 2017